EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4 of Iron Mountain Incorporated and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the consolidated statements of HIMSCORP, Inc. included in Iron Mountain Incorporated's Current Report on Form 8-K dated November 25, 1997 filed with the Securities and Exchange Commission.





                                                              Ernst & Young LLP

Chicago, Illinois
January 5, 1998